BY-LAWS
OF
DBX ETF TRUST
Dated:  October 7, 2010
Amended: February 25, 2016

ARTICLE 1

DECLARATION OF TRUST AND PRINCIPAL OFFICE
      Section 1.1	Declaration of Trust.  These By-Laws are adopted
pursuant to Section 6.8 of the Declaration of Trust, as from time to time in effect (the "Declaration"), of DBX ETF Trust
(the "Trust") and shall be subject to the terms of the
Declaration.  Any capitalized term not otherwise defined herein shall have the same meaning given to such term in the
Declaration.  In the event of any inconsistency between the
terms of these By-Laws and the terms of the Declaration, the terms of the Declaration shall control.
      Section 1.2	Principal Office of the Trust.  The principal
office of the Trust is 345 Park Avenue, New York, New York
10154, or such other place as shall be determined by the Trustees from time to time.
ARTICLE 2

TRUSTEES
      Section 2.1	Chair.  The Trustees may elect from their own
number a Chair to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation, removal or disqualification.  The Chair (or, if the Chair is unable to attend any such meeting, the Chair's designee) shall preside at all meetings of the Trustees and the Shareholders. The Chair shall have such other duties and powers as the Trustees may from time to time determine.
      Section 2.2	Regular Meetings.  Regular meetings of the
Trustees may be held without call or notice at such places
(including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) as the
Trustees may from time to time determine.
      Section 2.3	Special Meetings.  Special meetings of the
Trustees may be held at any time and at any place (including for these purposes, by means of conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other as provided for in the Declaration) designated in the call of the meeting when called by the Chair, the President or the
Secretary or by two or more Trustees, sufficient notice thereof as described in Section 2.4 below being given to each Trustee by the Secretary or an Assistant Secretary or by the person calling the meeting.
      Section 2.4	Notice of Special Meetings.  It shall be
sufficient notice to a Trustee of a special meeting to send
notice by overnight mail at least two days or by email or
facsimile at least one day before the meeting addressed to the
Trustee at his or her usual or last known business or residence address, email address or facsimile number as applicable, or to give notice in person or by telephone one day before the
meeting.  Notice may be sent on the day of the special meeting by email, facsimile or other electronic means, or given by
telephone or in person, if under the circumstances the party calling the meeting deems more immediate action to be necessary or appropriate.  Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
      Section 2.5	Quorum and Manner of Acting.  At any meeting of
the Trustees a majority of the Trustees then in office shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as
adjourned without further notice.  A meeting at which a quorum is initially present may continue to transact business
notwithstanding the withdrawal from the meeting of one or more
Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.  The Declaration
contains further provisions relating to the manner of acting by the Trustees.
      Section 2.6	Actions by Consent.  If in accordance with the
provisions of the Declaration any action is taken by the
Trustees by a written consent of fewer than all of the Trustees, prompt notice of any such action shall be furnished to each
Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.  Any written consents may be executed and delivered by electronic means.  The
Declaration contains further provisions relating to action by consent of the Trustees.
      Section 2.7	Counsel and Experts.  The Trustees who are not
Interested Persons may, by vote of a majority of such Trustees, at the Trust's expense, hire such employees and retain such counsel, accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.
ARTICLE 3

COMMITTEES
      Section 3.1	Establishment and Authority.  The Declaration
contains provisions relating to the establishment of committees by the Trustees.  Each committee shall have such powers and
authority as shall be authorized by the Trustees, and may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Trustees.  The Trustees may
abolish any such committee at any time in their sole discretion.
Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its
actions to the Trustees.  The Trustees shall have the power to rescind any action of any committee, but no such rescission
shall have retroactive effect.  The Trustees shall have the
power at any time to fill vacancies in the committees.  The
Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any
meeting of the committee.
      Section 3.2	Quorum; Voting. Unless the specific rules and
procedures adopted by a committee in accordance with Section 3.1 provide otherwise, a majority of the members of any committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority (which writings may be executed and/or delivered by electronic means).  Members of a committee may participate in a meeting of such committee by means of a conference telephone circuit, video conferencing or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.
      Section 3.3	Compensation of Members.  The chair, if any, and
members of any duly appointed committee shall receive such compensation and/or fees and reimbursement for expenses as from time to time may be determined by the Trustees.
ARTICLE 4

OFFICERS
      Section 4.1	Enumeration; Qualification.  The officers of the
Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees from time to time may in their discretion elect, appoint or authorize in accordance with
Section 4.2 below.  Any officer of the Trust may but need not be a Trustee or a Shareholder.  Any two or more offices, except those of President and Vice-President, may be held by the same person.
      Section 4.2	Election.  The President, the Treasurer and the
Secretary shall be elected by the Trustees upon the occurrence of a vacancy in any such office.  Other officers, if any, may be elected or appointed by the Trustees at any time, or the
Trustees may delegate to the President the power to appoint such other officers as the Trustees shall at any time or from time to time deem advisable.  Vacancies in any such other office may be filled at any time.  Each officer shall hold office at the
pleasure of the Trustees.
      Section 4.3	Powers.  Subject to the other provisions of these
By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Delaware statutory trust and such other duties and powers as the Trustees may from time to time designate.
      Section 4.4	President.  Unless the Trustees otherwise
provide, the President shall be the chief executive officer of the Trust.
      Section 4.5	Treasurer.  Unless the Trustees provide
otherwise, the Treasurer shall be the chief financial and
accounting officer of the Trust, and shall, subject to the
provisions of the Declaration and to any arrangement made by the
Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the
President.
      Section 4.6	Secretary.  The Secretary shall record all
proceedings of the Shareholders and the Trustees in books to be kept therefor.  In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.
      Section 4.7	Resignations and Removals.  Any officer may
resign at any time by written instrument signed by him or her and delivered to the Chair, the President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may by action of a majority of the Trustees then in office, remove any officer with or without cause.
Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.
ARTICLE 5

SHAREHOLDERS
      Section 5.1	Meetings.  There shall be no annual meetings of
Shareholders except as required by law.  A meeting of the
Shareholders of the Trust or of any Series shall be called by the Secretary whenever ordered by (i) a majority of Trustees then in office, (ii) the Chair or (iii) the President.  Meetings of the Shareholders of the Trust or of any Series shall also be called by the Secretary upon the order of the Trustees upon the written request of the Shareholders holding not less than one-
third of the Outstanding Shares entitled to vote on the matters specified in such written request provided that (1) such request shall state the purposes of such meeting and the matters
proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably
estimated cost of preparing and mailing the notice thereof,
which the Secretary shall determine and specify to such
Shareholders.  If the meeting is a meeting of Shareholders of any one or more Series, but not a meeting of all Shareholders of the Trust, then only a special meeting of Shareholders of such
Series need be called and, in such case, only Shareholders of such Series shall be entitled to notice of and to vote at such meeting.  The Trustees may determine, or may authorize the
officers of the Trust to determine, the date, time and place for any meeting of Shareholders, which place may be within or
outside the State of Delaware.  Any meeting so called may be postponed or cancelled prior to the meeting, provided that
notice of such postponement or cancellation is given to the
Shareholders entitled to vote at that meeting, if notice of such meeting had been given to Shareholders.
      Section 5.2	Record Dates.  For the purpose of determining the
Shareholders of the Trust or any Series who are entitled to vote or act at any meeting or any adjournment or postponement
thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, or may authorize the officers to fix a time, which shall be not more than 120 days before the date set for any
meeting of Shareholders (without regard to any adjournments or postponements thereof) or more than 60 days before the date of payment of any dividend or of any other distribution, as the record date for determining the Shareholders of the Trust or such Series having the right to notice of and to vote at such meeting and any adjournment or postponements thereof or the
right to receive such dividend or distribution, and in such case only Shareholders on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the
Trustees may for any such purposes close the register or
transfer books for all or part of such period.
      Section 5.3	Notice of Meetings.  Notice of all meetings of
Shareholders and any postponements thereof, stating the time, place and purposes of the meeting, shall be given by the
Secretary or the Trustees in accordance with Section 5.9 hereof at least seven days and not more than 120 days before the date for the meeting set forth in such notice, to each Shareholder of record of the applicable Series on the date set in accordance with Section 5.2 hereof.  Any adjourned meeting may be held as adjourned without further notice, even if the date of such
adjourned meeting is more than 120 days after the notice of the original meeting or the postponement thereof, was mailed or
sent.  Where separate meetings are held for Shareholders of one or more individual Series to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section.
      Section 5.4	Quorum.  The holders of thirty-three and one-
third percent (33 1/3%) of the Outstanding Shares entitled to vote and present in person or by proxy at the meeting shall
constitute a quorum at any meeting of the Shareholders, except that where pursuant to any provision of law, the Declaration or these By-Laws a vote shall be taken by individual Series, then holders of thirty-three and one-third percent (33 1/3%) of the Outstanding Shares of that Series entitled to vote and present in person or by proxy shall be necessary to constitute a quorum for the transaction of business by that Series.  For the
purposes of establishing whether a quorum is present, all Shares present and entitled to vote, including abstentions and broker non-votes, shall be counted.
      Section 5.5	Adjournments.  Any meeting of Shareholders may,
by action of the person presiding thereat, be adjourned without further notice with respect to one or more matters to be
considered at such meeting to a designated time and place, if a quorum is not present with respect to such matter; any meeting of Shareholders may, by motion of the person presiding thereat, be adjourned with respect to one or more matters to be
considered at such meeting, even if a quorum is present with respect to such matters, to a designated time and place, when such adjournment is approved by the vote of holders of Shares representing a majority of the voting power of the Shares present and entitled to vote with respect to the matter or
matters adjourned, and without further notice.  Unless a proxy is otherwise limited in this regard, any Shares present and
entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.
      Section 5.6	Proxies.  At any meeting of Shareholders, any
holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Trustees or officers may direct, for verification prior to the time at which such vote shall be taken.  In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the
Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and
the placing of a Shareholder's name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder.  Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose.  Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust.  When any Share is held
jointly by several persons, any one of them may vote at any
meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be
received in respect of such Share, but shall be counted as
present at the meeting for all other purposes.  A proxy
purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the
challenger.  If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or
management of such Share, such Share may be voted by such
guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.  Unless
otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or
adjournment of a meeting, and no proxy shall be valid after
eleven months from its date.  A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any
matter to be considered at a meeting or any adjournment or
postponement thereof if such revocation or withdrawal is
properly received prior to the vote on that matter, by
delivering a duly executed proxy bearing a later date or by
attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.
      Section 5.7	Conduct of Meetings.  For any matter to be
properly before any meeting of Shareholders, the matter must be either specified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or
otherwise brought before the meeting by or at the direction of the Chair or other presiding officer.  With the exception of
Shareholder proposals submitted in accordance with the
requirements of Rule 14a-8 under the Securities Exchange Act of
1934, as amended, or any successor provisions, only matters
proposed by the Trustees may be included in the Trust's proxy materials.  The Trustees may from time to time in their
discretion provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof.  At all
meetings of Shareholders, unless voting is conducted by
inspectors, all questions relating to the qualification of
voters and the validity of proxies and the acceptance or
rejection of votes shall be decided by the Chair or other
presiding officer.
      Section 5.8	Inspectors of Election.  In advance of any
meeting of Shareholders the Trustees, or at any such meeting the
Trustees or the chair or other presiding officer, may appoint
Inspectors of Election to act at the meeting or any adjournment thereof.  If any person appointed as inspector fails to appear or fails or refuses to act, the Chair or other presiding officer may appoint a person to fill the vacancy.  Unless otherwise
instructed by the Trustees, or by the Chair or other presiding officer at the meeting, the Inspectors of Election shall
determine the number of Shares outstanding, the Shares
represented at the meeting, the existence of a quorum, the
authenticity, validity and effect of proxies, shall receive
votes, ballots or consents, shall hear and determine all
challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and
consents, determine the results, and do such other acts as may be proper to conduct the election or vote.
      Section 5.9	Communications with Shareholders.  Any notices,
reports, statements or other communications with Shareholders of any kind required under the Declaration, these By-Laws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic means or by posting on a website; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder's current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained with the records of the Trust.
      The foregoing provisions shall apply mutatis mutandis to any communications given to a Shareholder's counsel under
Section 9.8 of the Declaration, provided, however, that communications provided to either a Shareholder or Shareholder's counsel under Section 9.8 may not be made by means of posting on a website or by publication.
ARTICLE 6

SHARES AND SHARE CERTIFICATES
      Section 6.1	Share Certificates.  Unless the issuance of
certificates is authorized by the Trustees, Shares shall be held on the books of the Trust by one or more transfer agents
appointed in accordance with Section 7.2 of the Declaration
(each, a "Transfer Agent") in uncertificated form, and the
record holders of such shares shall be treated for all purposes as Shareholders under the Declaration.
      The Trustees may at any time authorize the issuance of
share certificates for Shares of any Series in such form as the
Trustees may prescribe from time to time.  Each such certificate shall bear a distinguishing number, shall exhibit the holder's name and the number of whole shares owned by such holder, and shall be signed by the President or a Vice President and by the
Treasurer or an Assistant Treasurer.  Such signatures may be facsimile, printed or engraved if the certificate is signed by the Transfer Agent with respect to such Shares or by a
registrar.  In case any officer who has signed or whose
facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.
      Section 6.2	Share Transfers.  Transfers of Shares of the
Trust shall be made only on the books of the Trust, as
maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto
authorized by power of attorney duly executed and filed with the
Transfer Agent for such Shares and upon surrender of any
certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon.  Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust;
provided that properly documented pledges of Shares as
collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto.
      Section 6.3	Loss of Certificates.  The Transfer Agent for any
Series, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for
Shares which have been lost, stolen or destroyed upon
(i) receipt of an affidavit or affidavits of loss or non receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the Trustees.
      Section 6.4	Regulations.  The Trustees may make such
additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares.
ARTICLE 7

MISCELLANEOUS
      Section 7.1	Books and Records.  The books and records of the
Trust and any Series thereof, including the share ledger or
ledgers, may be kept in or outside the State of Delaware at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.
      Section 7.2	Access to Book and Records.  The Shareholders
shall only have such right to inspect the records, documents, accounts and books of the Trust or any Series thereof as may be granted from time to time by the Trustees in their sole
discretion.
      Section 7.3	Seal.  The Trustees may adopt a seal of the Trust
which shall be in such form and shall have such inscription
thereon as the Trustees may from time to time prescribe, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.
      Section 7.4	Execution of Papers.  All deeds, leases,
contracts, notes and other obligations made by the Trustees
shall be signed by the President, any Vice President elected by the Trustees, the Treasurer, the Secretary or any other officer elected by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some
other manner, or as otherwise provided in these By-Laws.
      Section 7.5	Severability.  The provisions of these By-Laws
are severable.  If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.  If any provision hereof shall be held
invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.
      Section 7.6	Headings.  Headings are placed in these By-Laws
for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.
ARTICLE 8

AMENDMENTS TO THE BYLAWS
      Section 8.1	General.  These By-Laws may be amended,
supplemented, amended and restated, or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.